EXHIBIT 10.4
                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this 7th day of January, 2000, by and between WILLIAM A. MOBLEY, JR., ("Consultant"), whose address is 829 Hickory Hill Court, Orlando, Florida 32828, and MEGAMEDIA NETWORKS, INC., a Florida corporation ("Company"), whose address is 57 West Pine Street, Orlando, Florida 32801.

         WHEREAS, Company desires to hire Consultant as an employee of the Company; and

         WHEREAS, Consultant possesses expertise in planning, consulting and management involving Company business; and

         WHEREAS, Company desires to employ Consultant during the term of this Agreement to assist the Company in planning, organization and management of Company's business and special projects in which the Company may become involved in the future.

         NOW, THEREFORE, in return for valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Company hereby employees Employee as a consultant to perform such duties as may be assigned to him from time to time by the Board of Directors of Company. The Company and Consultant agree that Consultant will devote such time and effort as may be reasonably required to perform such duties. Consultant may on his own behalf render services to other entities, including but not limited to Nextelligence, Inc. and other entities as Consultant may from time to time elect provided, however, such additional services and activities do not adversely affect Company or prevent Consultant from performing his duties for Company.

         2. TERM. The term of this Agreement shall commence effective January 15, 2000, and will terminate six (6) months after the effective date on July 15, 2000. This Agreement shall be automatically renewed and extended for continuing six (6) month periods unless terminated by either of the parties hereto. Termination can be effected by either Consultant or Company by giving thirty
(30) days' written notice to other party prior to the end of the then existing term of this Agreement.

         3. COMPENSATION. Company shall pay to Consultant Two Hundred Thousand Dollars ($200,000.00) per year, such compensation to be paid on a bi-weekly basis. Company reserves the right to pay a discretionary bonus to Consultant at any time and in such amounts as are deemed appropriate by Company.

         4. BENEFITS. Consultant shall be entitled to all such benefits no less favorable than those provided to full-time executive officers of the Company, including but not limited to medical insurance for Consultant and his dependants, vacations, sick leave, car allowance, communication tools, stock options and other benefit programs.

                  Company shall reimburse Consultant such authorized business expenses incurred by Consultant as are reasonably connected to the performance of his duties upon presentation of receipts or other appropriate documentation. Reimbursement shall be in accordance with Company's normal policies regarding reimbursement.

         5. CHOICE OF LAW. This Agreement and the duties and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Florida. The parties agree that venue for all legal actions instituted to enforce any rights or obligations contained herein shall be in Orange County, Florida. To the extent local, state or federal law or regulation renders any provision of this Agreement invalid or unenforceable, that portion of the Agreement shall be stricken. The rest and remainder of this Agreement shall remain in full force and effect.

         6. ATTORNEYS' FEES. The prevailing party in any action to enforce any provision of this Agreement shall be entitled to recover from the other party all of its reasonable costs and expenses, including reasonable attorney's fees incurred in such litigation, at all trial and appellate levels.

         7. NOTICES. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal address of each party.

         8. CONFIDENTIALITY. The Consultant acknowledges that the information, observations and data obtained by him while employed by Company and which relate to the business of the Company are the property of the Company. Therefore, Consultant agrees that he shall not disclose to any unauthorized person or use for his own account any confidential information without the prior written consent of the Board of Directors, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Consultant's acts or omissions to act. Consultant shall deliver to the Company at the termination of Consultant's employment, or at any other time the Company may request, all memoranda, notes, plans, records reports, computer tapes and software and other documents and data (and copies thereof) relating to the confidential information, work product or the business of the Company which he may then possess or have under his control.

         9. OTHER PROVISIONS. Consultant is presently also serving as a director of the Company. Nothing contained herein obligates Consultant to serve as a director or officer of the Company but in the event requested to do so by Company and agreed to by Consultant, Consultant may continue to serve as a director of the Company and receive such additional benefits as are provided by Company to directors in return for services rendered as a director.

         10. COMPLETE AGREEMENT. Except as expressly identified herein, this Agreement contains the sole agreement between the parties regarding the employment relationship and supersedes any and all other employment agreements. The parties acknowledge and agree that neither of them has made any representation with respect to Consultant's employment except as are specifically set forth herein, and Consultant acknowledges that he has relied on his own judgment or counsel in entering into this Agreement. Consultant acknowledges that Company

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

has written workplace policies, procedures and guidelines which are not contracts of employment.


                                           MEGAMEDIA NETWORKS, INC.
                                           a Florida corporation

/s/ William Barber                         By: /s/ Mark R. Dolan
------------------------------               -----------------------------------
                                           Printed Name: Mark R. Dolan
                                                        ------------------------
/s/                                        Its Secretary
------------------------------                ----------------------------------
                                                     COMPANY



/s/                                        /s/ William A. Mobley, Jr.
------------------------------                 --------------------------
                                               William A. Mobley, Jr.

/s/ William Barber                                 CONSULTANT
------------------------------



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